UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 20, 2003 (October 8, 2003)

QUALITY DISTRIBUTION, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-98077	04-3668323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3802 Corporex Park Drive

Tampa, Florida 33619

(Address of principal executive

offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number,

including area code)

N.A.

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On October 20, 2003, Quality Distribution, LLC (the “Company”) issued a press release announcing the appointment of a new member to its Board of Managers and the resignation of two members of its Board of Managers. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

The resignations of the two members of the Board of Managers were not a result of any disagreement with the Company or QDI on any matter relating to the Company’s or QDI’s operations, policies or practices.

Item 12. Results of Operations and Financial Condition.

On October 20, 2003, the Company issued a press release announcing the Company’s third quarter 2003 earnings. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, LLC (Registrant)

Dated: October 20, 2003	By:	/s/ SAMUEL M. HENSLEY
Title: Senior Vice President and Chief Financial Officer